UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A



                                 CURRENT REPORT



                         PURSUANT TO SECTION 13 OR 15(D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Event Requiring Report: October 17, 2001




                         Wichita Development Corporation
                        ---------------------------------
             (Exact Name of Registrant as Specified on its Charter)


                0-29383                                      88-0356200
           -----------------                         ------------------------
  (Commission File Number)                  (IRS Employer Identification Number)


                                     NEVADA
         (State or Other Jurisdiction of Incorporation or Organization)




                          268 West 400 South, Suite 300
                           Salt Lake City, Utah 84101
                          ----------------------------
                    (Address of Principal Executive Offices)


                                 (801) 575-8073
                                ----------------
              (Registrant's Telephone Number, Including Area Code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On October 17, 2001, the Company entered into a Stock Purchase Agreement with Axia Group, Inc. wherein the Company agreed to purchase from Axia Group, Inc., a Nevada corporation, approximately 85.6% of the issued and outstanding shares of Kearns Development Corporation ("Kearns"), a Nevada corporation which owns real estate consisting of a fully rented office building located in Salt Lake County, Utah. The Company received 18,100,000 shares of Kearns common stock in exchange for 80,000,000 shares of the Company's common stock. See Exhibit A.

Kearns owns an office building located in Salt Lake County, Utah. The Kearns building is a 11,709 square foot, single story office building located in a south western suburb of Salt Lake City, Utah. The property is considered class "B" space The occupancy rate is currently 100%. The building is rented at an average of approximately $11.44 a square foot by the current tenants. As of June 1, 2001 Kearns had three leases in place. The first lease is with the Deseret Mutual Benefit Administrators, an insurance provider that occupies approximately 4,000 square feet (34%) of the building. The lease currently provides for monthly payments of $3,425 a month with annual increases of four percent (4%).The Deseret lease expires on September 30, 2003. The second lease is with the State of Utah Court Administrator, a probation oversight office that occupies approximately 3,500 square feet (30%) of the building. The lease is paid on an annual basis that currently equates to a monthly rate of $3,743. The State of Utah lease expires on September 30, 2003. The third lease is with the Salt Lake Community Action Program which occupies approximately 3,920 square feet (33.5%) of the building. The lease is for a term of three years beginning on June 1, 2001 and ending on May 31, 2004, with the monthly rents for 2001 set at $3,335, 2002 at $3,468 and 2003 at $3,607.

On November 1, 1999, Kearns entered into a three year lease agreement, with an option to purchase, on an identical single story office building at the same location as the building presently owned by Kearns. The terms of this lease and option agreement entitle Kearns to lease this second building for a three year period with the option to purchase though October 31, 2002. The purchase price for the second building is $650,000 if closed before October 1, 2002.

Wichita made the acquisition as part of its ongoing business plan to increase ownership of commercial properties.

ITEM 5.  OTHER EVENTS

On October 1, 2001, Mel S. Martin and Edward T. Wells accepted appointment as directors of the Company. On October 5, 2001, Jim Dendy accepted appointment as a director of the Company. On October 12, 2001, the Board of Directors appointed Edward T. Wells to serve as CEO of the Company and Mel S. Martin to serve as Corporate Secretary.








                                                     Page -2-

ITEM 7.           Financial Statements and Exhibits

The following exhibits are included as part of this report:

EXHIBIT PAGE
NO.     NO.  DESCRIPTION

1       3    Stock Purchase Agreement dated October 17, 2001

2       7    Year-end December 31, 2000, audited financial statements for Kearns
             Development Corporation, September 30, 2001 Interim financial statements for Kearns Development Corporation and Pro forma financial statements, combining the Company with Kearns Development
             Corporation as required.

                                       SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2001

                                  Wichita Development Corporation



                                  By: /s/ Edward T. Wells
                                     --------------------
                                       Edward T. Wells, CEO






                                    Page -3-

                            STOCK PURCHASE AGREEMENT


                                     BETWEEN


                         WICHITA DEVELOPMENT CORPORATION

                                       AND

                                AXIA GROUP, INC.





                                    Page -4-

                            STOCK PURCHASE AGREEMENT
                                TABLE OF CONTENTS

Purchase and Sale.............................................................2

Purchase Price................................................................2

Warranties and Representations of Axia........................................2

Warranties and Representations of Wichita.....................................4

Term..........................................................................5

Conditions Precedent to Closing...............................................5

Termination...................................................................5

Miscellaneous Provisions......................................................6

Closing.......................................................................6

Governing Law.................................................................6

Counterparts..................................................................6

                                    Page -1-

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT ("Agreement") agreementated October 17, 2001, by, between and among WICHITA DEVELOPMENT CORPORATION, a Nevada Corporation ("Wichita"), and AXIA GROUP, INC., a Nevada corporation, ("AXIA").

         WHEREAS, Axia owns in excess of 90% of the issued and outstanding common stock of Kearns Development Corporation ("Kearns"), a Nevada corporation, which owns real property located in Salt Lake County, Utah; and

         WHEREAS, Axia desires to sell and Wichita desires to purchase Eighteen Million One Hundred Thousand (18,100,000) shares of common stock, representing an interest in excess of eighty percent (80%) of the issued and outstanding shares of Kearns in exchange for the transfer of a total of Eighty Million (80,000,000) shares of the common stock of Wichita to Axia;

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereby agree as follows:

I. Purchase and Sale. Axia hereby agrees to sell, transfer, assign and convey to Wichita and Wichita hereby agrees to purchase and acquire from Axia, Eighteen Million One Hundred Thousand (18,100,000) shares of the common voting stock of Kearns Development Corporation, a Nevada corporation.

II. Purchase Price. The aggregate purchase price to be paid by Wichita for the Eighteen Million One Hundred Thousand shares of stock of Kearns Eighty Million (80,000,000) shares of common stock in Wichita.

III. Warranties and Representations of Axia. In order to induce Wichita to enter into the Agreement and to complete the transaction contemplated hereby, Axia warrants and represents to Wichita that:

          A. Organization and Standing. Axia is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation, is qualified to do business as a foreign corporation in every other state or jurisdiction in which it operates to the extent required by the laws of such states and jurisdictions, and has full Power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.

         B. Ownership of the Shares. As of the Date hereof, Axia is the sole owner of the Eighteen Million One Hundred Thousand Shares being purchased by Wichita pursuant to this Agreement, free and clear of all liens, encumbrances and restrictions, other then those imposed due to the fact the shares have not been registered with the

                                    Page -2-

                  Securities and Exchange Commission and carry a Rule 144 legend.

          C. Taxes. Axia has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a material adverse effect on Axia or the shares of Kearns stock which are the subject of this Agreement .

          D. Pending Actions. There are no material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or to the knowledge of Axia threatened, against or affecting Kearns Development Corporation and/or the Kearns Shares. Axia is not in violation of any material law, ordinance or regulation of any kind whatever, including, but not limited to the Securities Act of 1933, (the "33 Act"), the Securities Exchange Act of 1934, as amended (the "34 Act") the Rules and Regulations of the U.S. Securities and Exchange Commission ("SEC"), or the Securities Laws and Regulations of any state.

          E. Governmental Regulation. The completion of the transactions contemplated by the Agreement will not, in and of themselves, violate any governmental law, rule or regulation which would in any way affect or jeopardize the validity of this Agreement.

          F. Ownership of Assets. Axia has good, marketable title, without any liens or encumbrances of any nature whatever, to the Kearns shares which are the subject of this Agreement

          G. No Misleading Statements or Omissions. Neither the Agreement nor any financial statement, exhibit, schedule or document attached hereto, contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.

          H. Validity of the Agreement. All corporate action and other proceedings required to be taken by Axia in order to enter into and to carry out the Agreement have been duly and properly taken. No additional corporate or other action on the part of Axia is required in connection with this Agreement, or the transaction contemplated herein. The Agreement has been duly executed by Axia, and constitutes the valid and binding obligation of Axia, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting generally the enforcement of creditors rights. The execution and delivery of the Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate Axia's Certificate of Incorporation or document of undertaking, oral or written, to which Axia is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any


                                    Page -3-
               court, regulatory agency or other governmental body; and the business now conducted by Axia can continue to be so conducted after completion of the transaction contemplated hereby.

          I. Enforceability of the Agreement. When duly executed and delivered, the Agreement and the Exhibits hereto which are incorporated herein and made a part hereof are legal, valid, and enforceable by Wichita according to their terms, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting generally the enforcement of creditors rights and that at the time of such execution and delivery, Wichita will have acquired title in and to the Kearns shares free and clear of all claims, liens and encumbrances.

IV. Warranties and Representations of Wichita. In order to induce Axia to enter into the Agreement and to complete the transaction contemplated hereby, Wichita warrants and represents to Axia that:

          A. Organization and Standing. Wichita is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, is qualified to do business as a foreign corporation in every other state in which it operates to the extent required by the laws of such states, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.

         B. No Misleading Statements or Omissions. Neither the Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to Axia in connection herewith contains any materially misleading statement, or omits any fact or statement necessary to make the other statements of facts therein set forth not materially misleading.

          C. Validity of the Agreement. All corporate action and proceedings required to be taken by Wichita in order to enter into and to carry out the Agreement have been duly and properly taken. The Agreement has been duly executed by Wichita, and constitutes a valid and binding obligation of Wichita. The execution and delivery of the Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, Wichita's Certificate of Incorporation or By-Laws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which Wichita is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court regulatory agency or other governmental body.

          D. Enforceability of the Agreement. When duly executed and delivered, the Agreement and the Exhibits hereto which are incorporated herein and made a part hereof are legal, valid, and enforceable by Wichita according to their terms, and that at the time

                                    Page -4-
               of such execution and delivery, Wichita will have acquired good, marketable title in and to the Kearns shares acquired herein, free and clear of all liens and encumbrances.

V. Term. All representations, warranties, covenants and agreements made herein and in the exhibits attached hereto shall survive the execution and delivery of the Agreement and payment pursuant thereto.

VI.  Conditions Precedent to Closing.


          A. The obligations of Wichita under the Agreement shall be and are subject to fulfillment, prior to or at the Closing of each of the following conditions:

                    1. That Axia and its management representations and warranties contained herein shall be true and correct at the time of closing date as if such representations and warranties were made at such time;

                    2. That Axia and its management shall have performed or complied with all agreements, terms and conditions required by the Agreement to be performed or complied with by them prior to or at the time of Closing;

          B. The obligations of Axia under the Agreement shall be and are subject to fulfillment, prior to, at the Closing or subsequent to the Closing of each of the following conditions:

                    1. That Wichita's representations and warranties contained herein shall be true and correct at the time of Closing as if such representations and warranties were made at such time; and

                    2. That Wichita shall have performed or complied with all agreements, terms and conditions required by the Agreement to be performed or complied with by it prior to or at the time of Closing.

VII. Termination. The Agreement may be terminated at any time before or; at Closing, by:

          A.   The mutual agreement of the parties;

          B.   Any party if:

                    1. Any provision of the Agreement applicable to a party shall be materially untrue or fail to be accomplished.
                         2. Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of the Agreement.


                                    Page -5-

Upon termination of the Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other.


VIII. Miscellaneous Provisions. This Agreement is the entire agreement between the parties in respect of the subject matter hereof, and there are no other agreements, written or oral, nor may the Agreement be modified except in writing and executed by all of the parties hereto. The failure to insist upon strict compliance with any of the terms, covenants or conditions of the Agreement shall not be deemed a waiver or relinquishment of such right or Power at any other time or times.

IX. Closing. The Closing of the transactions contemplated by the Agreement ("Closing") shall take place at 1:00 P.M. on October 18,2001. The Closing shall occur at such place as the parties hereto shall agree upon. At the Closing, all of the documents and items referred to herein shall be exchanged.

X. Governing Law. The Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada.

XI. Counterparts. The Agreement may be executed in duplicate facsimile counterparts, each of which shall be deemed an original and together shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date and year above first written.

                           Wichita Development Corporation

                           By: /s/ Edward T. Wells
                              ------------------------------------------
                                    Edward T. Wells
                                    Its:   CEO


                           Axia Group, Inc.


                           By:    /s/Richard D. Surber
                               ------------------------------------------
                                     Richard D. Surber
                                    Its:   President





                                    Page -6-

Exhibit 2










                         KEARNS DEVELOPMENT CORPORATION
                      (formerly known as CyberStudio, Inc.)

                              FINANCIAL STATEMENTS

                                December 31, 2000

                       [WITH INDEPENDENT AUDITORS' REPORT]

                         KEARNS DEVELOPMENT CORPORATION
                      (formerly known as CyberStudio, Inc.)


                                Table of Contents

                                                                         Page

Independent Auditors' Report . . . . . . . . . . . . . . . . . . ..      F-1

Balance Sheet - December 31, 2000 . . . . . . . . . . . . . . . . .    F-2 & 3

Statements of Stockholders' Equity for the years ended

December 31, 2000 and 1999 . . . . . . . . . . . . . . . . . . . . ..    F- 4

Statements of Operations for the years ended December 31, 2000 and 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .  F- 5

Statements of Cash Flows for the years ended December 31,
2000 and 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . .   . .F- 6

Notes to Financial Statements . . . . . . . . . . . . . . . . . . .  F-7 through
                                                                          10

                          INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders
Kearns Development Corporation (formerly known as CyberStudio, Inc.) Salt Lake City, Utah


We have audited the accompanying balance sheet of Kearns Development Corporation (formerly known as CyberStudio, Inc.) as of December 31, 2000, and the related statements of stockholders' equity, operations, and cash flows for the years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kearns Development Corporation (formerly known as CyberStudio, Inc.) as of December 31, 2000, and the results of operations and cash flows for the years ended December 31, 2000 and 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company's history of operating losses raises substantial doubt about its ability to continue as a going concern. Management's plans in those matters are described in note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                             /s/ Mantyla McReynolds
                                             ------------------------
                                                Mantyla McReynolds
May 24, 2001
Salt Lake City, Utah

                         KEARNS DEVELOPMENT CORPORATION
                      (formerly known as CyberStudio, Inc.)
                                  Balance Sheet
                                December 31, 2000


                                                               December 31,
                                                                   2000
                                                            ------------------
ASSETS

   Current Assets
      Cash                                                  $           26,764
          Total Current Assets                                          26,764

   Fixed Assets
      Property and equipment, net - Notes 1 & 4                        598,438
      Land                                                             100,000
                                                            ------------------
          Total Fixed Assets                                           698,438

   Other Assets
      Deposits                                                           5,000
          Total Other Assets                                             5,000

TOTAL ASSETS                                                $          730,202
                                                            ==================










                 See accompanying notes to financial statements

                         KEARNS DEVELOPMENT CORPORATION
                      (formerly known as CyberStudio, Inc.)
                                  Balance Sheet
                                   (continued)
                                December 31, 2000

                                                                                           December 31,
                                                                                               2000
                                                                                        -------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

   Current Liabilities
      Accounts payable                                                                  $            1,556
      Accrued liabilities                                                                              754
      Unearned rent                                                                                 33,693
      Payable to parent - Note 2                                                                   133,925
      Current portion long-term debt - Note 5                                                      625,000
          Total Current Liabilities                                                                794,928
                                                                                        ------------------

   Long-Term Liabilities
      Mortgage payable - Note 5                                                                    625,000
      Less current portion                                                                        (625,000)
          Total Long-Term Liabilities                                                                    0

TOTAL LIABILITIES                                                                                  794,928

STOCKHOLDERS' EQUITY
      Preferred stock - 5,000,000 shares authorized at $0.001 par, none issued and outstanding 0 Common stock - 20,000,000 shares authorized at $0.001 par; 1,154
           1,153,900 shares issued and outstanding
      Paid in capital                                                                                9,900
      Retained earnings                                                                            (75,780)
TOTAL STOCKHOLDERS' EQUITY                                                                         (64,726)
                                                                                        ------------------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                                                                    $          730,202
                                                                                        ==================

                 See accompanying notes to financial statements

                         KEARNS DEVELOPMENT CORPORATION
                      (formerly known as CyberStudio, Inc.)
                       Statements of Stockholders' Equity
                               for the years ended
                           December 31, 2000 and 1999


                                                                           Additional                            Total
                                          Number of         Common           Paid-in         Retained        Stockholders'
                                            Shares           Stock           Capital         Earnings           Equity
                                       ---------------- ---------------  ---------------  ---------------  -----------------
Balance, December 31, 1998                    1,000,000 $         1,000  $            0   $      (30,942)  $        (29,942)

Issued stock for cash                           100,000             100            9,900                              10,000

Net income (loss) for 1999                                                                         16,604             16,604

Balance, December 31, 1999                    1,100,000           1,100            9,900         (14,338)            (3,338)

Issued stock for debt                            53,900              54                                                   54

Net income (loss) for 2000                                                                       (61,442)           (61,442)

Balance, December 31, 2000                    1,153,900 $         1,154  $         9,900   $     (75,780)  $        (64,726)
                                       ================ ===============  ===============  ===============  =================










                 See accompanying notes to financial statements

                         KEARNS DEVELOPMENT CORPORATION
                      (formerly known as CyberStudio, Inc.)
                            Statements of Operations
                 for the years ended December 31, 2000 and 1999

                                                                           Year                   Year
                                                                          ended                  ended
                                                                       December 31,           December 31,
                                                                           2000                   1999
                                                                  ---------------------- ----------------------
Revenue
   Lease revenues                                                 $              83,301  $               77,987
Total revenue                                                                    83,301                  77,987

General and administrative expenses                                             144,784                  61,383
                                                                  ---------------------- ----------------------
          Net income (loss) from rental operations                              (61,483)                 16,604

Other income (expense)
   Interest income (expense)                                                         41                       0
          Total other income (expense)                                               41                       0
                                                                  ---------------------- ----------------------
Net income (loss)                                                 $             (61,442) $               16,604
                                                                  ====================== ======================


Net income (loss) per common share                                $               (0.06) $                 0.02
                                                                  ====================== ======================
Weighted average shares outstanding                                           1,113,696               1,075,068
                                                                  ====================== ======================







                 See accompanying notes to financial statements

                         KEARNS DEVELOPMENT CORPORATION
                      (formerly known as CyberStudio, Inc.)
                            Statements of Cash Flows
                               for the years ended
                           December 31, 2000 and 1999

                                                                               Year               Year
                                                                              ended              ended
                                                                           December 31,       December 31,
Cash Flows from Operating Activities:                                          2000               1999
-------------------------------------
                                                                        ------------------ ------------------
Net Income (loss)                                                       $          (61,442) $          16,604
Adjustments to reconcile net income to net cash provided by
operating activities:
    Depreciation and amortization                                                    2,134                  0
    Decrease (increase) in deposits                                                      0             (5,000)
    Increase (decrease) in accounts payable                                          1,556                  0
    Increase (decrease) in accrued liabilities                                      (7,077)             1,118
                                                                        ------------------ ------------------
       Net Cash Provided by/(Used for) in Operating  Activities                    (64,829)            12,722

Cash Flows from Investing Activities:
   Sale (purchase) of fixed assets                                                (684,000)           (16,572)
                                                                        ------------------ ------------------
       Net Cash Provided by/(Used for) Investing Activities                       (684,000)           (16,572)

Cash Flows from Financing Activities:
------------------------------------
    Principal advance on mortgage                                                  625,000                  0
    Net advances from parent                                                       150,526             (9,601)
    Issued stock for cash                                                                0             10,000
    Issued stock for debt                                                               54                  0
                                                                        ------------------ ------------------
              Net Cash Provided by/(Used for) Financing Activities                 775,580                399

                    Net Increase(decrease) in Cash                                  26,751             (3,451)

Beginning Cash Balance                                                                  13              3,464
                                                                        ------------------ ------------------

Ending Cash Balance                                                     $           26,764  $              13
                                                                        ================== ==================

Supplemental Disclosure Information:
  Cash paid during the year for interest                                $                0  $               0
  Cash paid during the year for income taxes                            $                0  $               0



                 See accompanying notes to financial statements

                         KEARNS DEVELOPMENT CORPORATION
                     (formerly known as Cyber Studio, Inc.)
                        Notes to the Financial Statements
                      For the Year Ended December 31, 2000


NOTE 1   Summary of Significant Accounting Policies
         ------------------------------------------

         Nature of Operations

         The Company incorporated under the laws of the State of Nevada on February 15, 1996 as CyberStudio, Inc. At December 31, 2000 the Company was a majority owned subsidiary of AXIA Group, Inc. (AXIA), a publicly traded company headquartered in Salt Lake City, Utah. On April 4, 2001 the Company changed its name to Kearns Development Corporation. During 1999 and 2000 the Company leased and sublet two commercial properties in Kearns, Utah, and on November 29, 2000, purchased one of the buildings from the lessor, an unrelated party.

         Statement of Cash Flows

         Cash is comprised of cash on hand or on deposit in banks. The Company had $26,764 and $13 at December 31, 2000 and 1999.

         Deferred Income Taxes

         In February 1992, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 109, "Accounting For Income Taxes," which is effective for fiscal years beginning after December 15, 1992. SFAS No. 109 requires the asset and liability method of accounting for income taxes. The asset and liability method requires that the current or deferred tax consequences of all events recognized in the financial statements are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable or refundable currently or in future years. The Company has adopted SFAS No. 109 for financial reporting purposes. See Note 3 below.

         Depreciation

         The Company's property and equipment is depreciated using the straight-line method over the useful lives shown below for financial reporting purposes and amounted to $2,134 and $0 for the years ended December 31, 2000 and 1999.


Asset                                              Useful life
-------------------------------------------- -----------------
Equipment and fixtures                            5 to 7 years
Buildings and improvements                      25 to 39 years

         Net Income Per Common Share

         Net income per common share is based on the weighted average number of shares outstanding during the period.

                         KEARNS DEVELOPMENT CORPORATION
                     (formerly known as Cyber Studio, Inc.)
                        Notes to the Financial Statements
                      For the Year Ended December 31, 2000


         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Revenue Recognition

         Rental revenues are recorded in the period in which they are earned in accordance with rental agreements and lease contracts.

         Impairment of Long-Lived Assets

         The Company recognizes impairment losses as the difference between historical cost and fair value of the asset less costs to sell when management determines that events and circumstances indicate a need to assess impairment and when that assessment indicates that historical cost materially exceeds fair value less costs to sell.

NOTE 2   Related Party Transactions

         The Company's parent advances cash to supplement working capital. At December 31, 2000, the Company had a payable to AXIA in the amount of $133,925 bearing no interest and payable on demand.

NOTE 3   Accounting for Income Taxes

         For the years ended December 31, 2000 and 1999, no provision for income taxes has been recorded due to operating loss carryforwards totaling approximately $75,000 that may be offset against future taxable income. The Company files its federal income tax returns as part of the AXIA consolidated group. AXIA has unused operating loss carryforwards of its own, consequently no tax benefit from the Company's current period loss was realized by AXIA. The Company's net operating loss carryforwards begin to expire in 2017. Management of the Company believes there is a 50% or greater chance that the carryforwards will expire unused. Consequently, the deferred tax benefit has been offset by a valuation allowance in the same amount. The deferred tax benefit and offsetting valuation allowance is as follows:


                                               December 31,
                                                   2000
------------------------------------------- -------------------
Prior NOL at 39% tax rate                   $             5,592
Current NOL at 39% tax rate                              23,962

                         KEARNS DEVELOPMENT CORPORATION
                     (formerly known as Cyber Studio, Inc.)
                        Notes to the Financial Statements
                      For the Year Ended December 31, 2000


                                                December 31,
                                             -------------------
   Total deferred tax benefit                             29,554
Valuation allowance                                      (29,554)
     Income tax provision                    $                 0
                                             ===================

NOTE 4   Property and Equipment

         Property and equipment consist of the following:

                                     December           December
                                     31, 2000           31, 1999
                                ------------------ ------------------
Building                        $584,000           $                0
Leasehold improvements                      16,572             16,572
Accumulated depreciation                    (2,134)                 0
                                $          598,438 $           16,572
                                ================== ==================

NOTE 5   Debt

         The Company's long-term debt consists of a bank financed mortgage note bearing interest at 10.75% with monthly payments of $6,013, maturing on December 2, 2001. The note is secured by substantially all of the Company's property and is personally guaranteed by the Company's president. Balance due at December 31, 2000 is $625,000. The following is a summary of principal maturities of long-term debt during the next five years:


2001                                    $          625,000
2002                                                     0
2003                                                     0
2004                                                     0
2005                                                     0
thereafter                                               0
                                        $          625,000
                                        ==================

NOTE 6   Going Concern

         The accompanying financial statements have been prepared assuming that the company will continue as a going concern. The Company has a history of operating at a loss and is dependent

                         Kearns Development Corporation
                     (formerly known as Cyber Studio, Inc.)
                        Notes to the financial Statements
                      for the Year Ended December 31, 2000

         upon financing to continue operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management plans to obtain long term debt andequity financing for the property. The Company's parent plans to finance the operating deficit until such financing is obtained.

NOTE 7            Description of Leasing Arrangements

         The Company leases commercial space to its tenants primarily under noncancelable operating leases that expire at various dates in each year through 2003. The lease agreements typically provide for a specific monthly payment plus reimbursement of certain operating costs. Tenant alterations are paid for by the company; an amortization of such costs over three to five years is added to the tenants monthly rent over the three to five year period. The following is a summary of future rental income under noncancelable operating leases:


2001                                            $           84,827
2002                                                        87,106
2003                                                        67,749
2004                                                             0
2005                                                             0
Total due within five years                     $          239,682
                                                ==================

         The Company leases a commercial building from a third party under a noncancelable operating lease that expires in October 2002. The lease agreement provides for monthly payments of $2,000 plus a percentage based on occupancy. The Company has an option to purchase the building prior to the expiration of the lease at a predetermined price. The following is a summary of future rent expense under the noncancelable operating lease:


2001                                              $           24,000
2002                                                          20,000
2003                                                               0
2004                                                               0
2005                                                               0
Total payable within five years                   $           44,000
                                                  ==================

                         Kearns Development Corporation
                          Interim Financial Statements



                            For the nine months ended
                               September 30, 2001

                         Kearns Development Corporation
                        Unaudited Condensed Balance Sheet
                               September 30, 2001


                                                September 30, 2001
                                                ------------------
ASSETS
   Current Assets
      Cash                                      $            4,011
                                                ------------------
          Total Current Assets                               4,011

   Fixed Assets
      Property and equipment, net                          585,619
      Land                                                 100,000
                                                ------------------
          Total Fixed Assets                               685,619

Other Assets
     Deposits                                                5,000
                                                ------------------
          Total Other Assets                                 5,000

TOTAL ASSETS                                    $          694,630
                                                ==================

                         Kearns Development Corporation
                        Unaudited Condensed Balance Sheet
                                   (continued)
                               September 30, 2001

                                                                                 September 30, 2001
                                                                             ---------------------------
LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES
   Current Liabilities
      Accounts payable                                                       $                       330
      Accrued property taxes                                                                       6,032
      Unearned rent                                                                               44,925
      Payable to parent                                                                          121,393
      Current portion long-term debt                                                               9,342
                                                                             ---------------------------
          Total Current Liabilities                                                              182,022

    Long Term Debt, net of current portion                                                       609,222
                                                                             ---------------------------

TOTAL LIABILITIES                                                                                791,244

STOCKHOLDER'S EQUITY
      Capital stock - 50,000,000 shares authorized at $0.001 par;                                 20,315
           20,315,390 shares issued and outstanding
      Additional paid-in-capital                                                                  10,939
      Retained earnings (deficit)                                                               (127,868)
TOTAL STOCKHOLDER'S EQUITY                                                                       (96,614)
                                                                             ---------------------------
TOTAL LIABILITIES AND
STOCKHOLDER'S EQUITY                                                         $                   694,630
                                                                             ===========================

                         Kearns Development Corporation
                       Unaudited Statements of Operations
                       for the three and nine months ended
                           September 30, 2001 and 2000

                                                    Three months ended                   Nine Months ended
                                                      September 30,                        September 30,
                                                  2001              2000                2001           2000
                                            ----------------   ---------------     --------------  -------------
Rental revenues                             $         37,375   $         9,882     $       87,458  $      44,230

General and administrative expenses                   23,265            32,837             94,796         73,523
                                            ----------------   ---------------     --------------  -------------
   Income (loss) from operations                      14,110          (22,955)            (7,338)       (29,293)

Interest expense                                      11,299                 -             44,782              -
                                            ----------------   ---------------     --------------  -------------
   Income (loss) before income taxes                   2,811          (22,955)           (52,120)       (29,293)

Provision for income taxes                                 0                 0                  0              0
                                            ----------------   ---------------     --------------  -------------

Net income (loss)                           $          2,811   $       (22,955)    $      (52,120) $     (29,293)
                                            ================   ===============     ==============  =============



Net income (loss) per common share,
basic and diluted                           $          0.00    $        (0.02)     $        0.00   $     (0.03)
                                            ================   ===============     ==============  =============

Weighted average shares outstanding              20,315,000          1,100,000         13,429,000      1,100,000
                                            ================   ===============     ==============  =============

                         Kearns Development Corporation
                       Unaudited Statements of Cash Flows
                            for the nine months ended
                           September 30, 2001 and 2000

                                                                       Nine months                  Nine months
Cash Flows from Operating Activities:                                     ended                        ended
-------------------------------------
                                                                      September 30,             September 30, 2000
                                                                           2001
                                                                  ----------------------      -----------------------
Net Income (loss)                                                 $              (52,120)     $               (29,292)
Adjustments to reconcile net income to net cash provided by
operating activities:
    Depreciation and amortization                                                 12,819                          639
    Issued common stock for services                                              20,200                           54
    Decrease (increase) in prepaid expenses                                            0                       (5,000)
    Increase (decrease) in unearned rent                                          11,232                       30,342
    Increase (decrease) in accounts payable                                       (1,226)                           0
    Increase (decrease) in accrued liabilities                                     5,278                       (3,990)
                                                                  ----------------------      -----------------------
       Net Cash Provided by/(Used for) in Operating                               (3,817)                      (7,247)
Activities

Cash Flows from Investing Activities:
   Sale (purchase) of fixed assets                                                     0                            0
                                                                  ----------------------      -----------------------
       Net Cash Provided by/(Used for) Investing Activities                            0                            0

Cash Flows from Financing Activities:
------------------------------------
    Increase (reduction) in long term debt                                        (6,436)                           0
    Net advances from (payments to) parent                                       (12,500)                      14,458
                                                                  ----------------------      -----------------------
       Net Cash Provided by/(used for) Financing Activities                      (18,936)                      14,458

                 Net Increase (decrease) in Cash                                 (22,753)                       7,211

Beginning Cash Balance                                                            26,764                           13
                                                                  ----------------------      -----------------------

Ending Cash Balance                                               $                4,011      $               7,224
                                                                  ======================      =======================

Supplemental Disclosure Information:
  Cash paid during the year for interest                          $               44,782      $                     0
  Cash paid during the year for income taxes                      $                    0      $                     0

                          Proforma Financial Statements



                         Wichita Development Corporation
                                       and
                         Kearns Development Corporation





                      for the year ended December 31, 2000
                                       and
                  for the nine months ended September 31, 2001

Description of the transaction

On October 17, 2001, Wichita Development Corporation ("Company") entered into a stock purchase agreement wherein it obtained a majority control of Kearns Development Corporation ("Kearns") from Axia Group, Inc. ("Axia"). The Company purchased 18,100,000 shares of restricted common stock of Kearns from Axia in exchange for the issuance of 80,000,000 shares of restricted common stock of the Company to Axia. The effect of the transaction is that the Company became an 85.6% owner of Kearns and at the same time became an 80%+ owned subsidiary of Axia.

The pro-forma financial statements attached herein illustrate the effects of this transaction at the most recent fiscal yearend and also the most recent interim financial period. The notes to the adjustments are an integral part of these pro-forma financial statements and should be read in conjunction with the statements.

                                              Proforma Balance Sheet
                                                September 30, 2001

                                                       Wichita             Kearns            Proforma
                                                     Development        Development        Adjustments             Combined
                                                  ------------------ ------------------ ------------------ ---- ---------------
ASSETS
   Current Assets
      Cash                                        $          188,280 $            4,011                         $       192,291
      Prepaid expenses                                         1,030                  -                                   1,030
      Notes receivable                                       146,724                  -                                 146,724
      Marketable securities                                   53,973                  -                                  53,973
                                                  ------------------ ------------------ ------------------ ---- ---------------
          Total Current Assets                               390,007              4,011                                 394,018
   Fixed Assets
      Property and equipment, net                            473,726            585,619                               1,059,345
      Land                                                   100,000            100,000                                 200,000
                                                  ------------------ ------------------ ------------------ ---- ---------------
          Total Fixed Assets                                 573,726            585,619                               1,159,345
   Other Assets
      Deposits                                                     -              5,000                                   5,000
      Other investments, restricted securities               481,519                  -                                 481,519
                                                  ------------------ ------------------ ------------------ ---- ---------------
          Total Other Assets                                 481,519              5,000                                 486,519
                                                  ------------------ ------------------ ------------------ ---- ---------------
TOTAL ASSETS                                      $        1,445,252 $          694,630                         $     2,139,882
                                                  =        =========
                                                  ================== ================== ================== ==== ===============

LIABILITIES AND STOCKHOLDERS'
EQUITY
 Current Liabilities
      Accounts payable                            $            2,353 $              330                         $         2,683
      Accrued liabilities                                          -              6,032                                   6,032
      Unearned rent                                                -             44,925                                  44,925
      Payable to parent                                            -            121,393                                 121,393
      Income taxes payable                                    27,259                  -                                  27,259
      Current portion of long term debt                        2,337              9,342                                  11,679
                                                  ------------------ ------------------ ------------------ ---- ---------------
          Total Current Liabilities                           31,949            182,022                                 213,971
                                                  ------------------ ------------------ ------------------ ---- ---------------
Long term debt                                               273,926            618,564                                 892,490
      Less current portion                                   (2,337)            (9,342)                                (11,679)
                                                  ------------------ ------------------ ------------------ ---- ---------------
          Total Long Term Debt                               271,589            609,222                                 880,811
                                                  ------------------ ------------------ ------------------ ---- ---------------
          Total Liabilities                                  303,538            791,244                               1,094,782
                                                  ------------------ ------------------ ------------------ ---- ---------------
STOCKHOLDERS' EQUITY
   Common stock - 200,000,000 shares
authorized at $0.001 par; 24,321,646                                                               (20,315)   a
shares and 104,321,646 proforma shares                        24,322             20,315             80,000    b         104,322
issued and outstanding
                                                                                                    20,315    a
   Paid in capital                                           771,885             10,939            (80,000)   b         575,271
                                                                                                  (127,868)   c
   Retained earnings                                         345,507           (127,868)           127,868    c         345,507
                                                  ------------------ ------------------ ------------------ ---- ---------------
TOTAL STOCKHOLDERS' EQUITY                                 1,141,714            (96,614)                              1,045,100
                                                  ------------------ ------------------ ------------------ ---- ---------------
TOTAL LIABILITIES AND                             $        1,445,252 $          694,630                         $     2,139,882
                                                  ================== ================== ================== ==== ===============
STOCKHOLDERS' EQUITY


                                         Proforma Statement of Operations
                                       Nine months ended September 30, 2001

                                                          Wichita           Kearns           Proforma
                                                        Development       Development      Adjustments        Combined
                                                      ---------------- ----------------- ---------------- ----------------
Rental revenues                                       $        251,146 $          87,458                  $        338,604

General and administrative expenses                            232,760            94,796                           327,556
                                                      ---------------- ----------------- ---------------- ----------------
          Net income (loss) from rental operations              18,386           (7,338)                            11,048
                                                      ---------------- ----------------- ---------------- ----------------

Other income (expense)
   Interest income (expense)                                   (4,537)          (44,782)                          (49,319)
   Gain (loss) on sale of securities                           (3,991)                 -                           (3,991)
   Unrealized gain (loss) on securities                       (39,333)                 -                          (39,333)
                                                      ---------------- ----------------- ---------------- ----------------
          Total other income (expense)                        (47,861)          (44,782)                          (92,643)
                                                      ---------------- ----------------- ---------------- ----------------

Income (loss) before taxes                                    (29,475)          (52,120)                          (81,595)
   Benefit from income taxes                                    11,163                 -                            11,163
                                                      ---------------- ----------------- ---------------- ----------------
Net income (loss)                                     $       (18,312) $        (52,120)                  $       (70,432)
                                                      ================ ================= ================ ================
Net income (loss) per share, basic and diluted                    0.00              0.00                              0.00
Weighted average shares outstanding                         23,400,000        13,429,000                       102,957,000


                                         Proforma Statement of Operations
                                       for the year ended December 31, 2000

                                                          Wichita           Kearns           Proforma
                                                        Development       Development      Adjustments       Combined
                                                      ---------------- ----------------- ---------------- --------------
Rental revenues                                       $        107,434 $          83,301                  $      190,735

General and administrative expenses                            106,067           144,784                         250,851
                                                      ---------------- ----------------- ---------------- --------------
          Net income (loss) from rental operations               1,367          (61,483)                        (60,116)
                                                      ---------------- ----------------- ---------------- --------------

Other income (expense)
   Interest income                                               3,817                41                           3,858
   Gain (loss) on sale of securities                           (4,570)                 -                         (4,570)
   Unrealized gain (loss) on securities                       (45,574)                 -                        (45,574)
                                                      ---------------- ----------------- ---------------- --------------
          Total other income (expense)                        (46,327)                41                        (46,286)
                                                      ---------------- ----------------- ---------------- --------------

Income (loss) before tax and extraordinary items              (44,960)          (61,442)                       (106,402)
  Benefit from income taxes                                      8,434                 -                           8,434
                                                      ---------------- ----------------- ---------------- --------------
Net income (loss) from operations                             (36,526)          (61,442)                        (97,968)
                                                      ---------------- ----------------- ---------------- --------------

Extraordinary Items
   Gain on settlement of debt - net of tax                     437,006                 -                         437,006
   Bad debt loss - net of tax                                 (30,655)                 -                        (30,655)
                                                      ---------------- ----------------- ---------------- --------------
          Total extraordinary gain (loss) - net of tax         406,351                 -                         406,351
                                                      ---------------- ----------------- ---------------- --------------

Net income (loss)                                     $        369,825 $        (61,442)                  $      308,383
                                                      ================ ================= ================ ==============
Net income (loss) per share, basic and diluted                    0.04            (0.06)                            0.00
Weighted average shares outstanding                          8,009,000         1,114,000                      88,010,000


                         Wichita Development Corporation
                     Notes to Proforma Financial Statements

Note a. Adjustment to eliminate the common stock portion of equity for Kearns Development Corporation and reflect the adjustment as a change to paid-in-capital for Wichita Development Corporation.

Note b. Adjustment to reflect the issuance of 80,000,000 shares of restricted common stock to Axia Group, Inc. pursuant to the stock purchase agreement in which Wichita Development Corp. acquired Kearns Development Corporation.

Note c. Adjustment to eliminate the accumulated losses of Kearns Development and reflect them as a change to paid-in-capital for Wichita Development Corporation.